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Exhibit 21.1

Direct or Indirect Subsidiaries                               State of
                                                              Formation

Allegheny & Eastern Railroad, Inc.                            Delaware
(merged with and into Buffalo &
Pittsburgh Railroad, Inc. 1/01/04)

Allegheny & Eastern Railroad, LLC                             Delaware

Arkansas Louisiana & Mississippi Railroad Company             Delaware

Bradford Industrial Rail, Inc.                                Delaware
(merged with and into Buffalo &
Pittsburgh Railroad, Inc. 1/01/04)

Breaux Bridge Railroad, Inc.                                  Delaware

Buffalo & Pittsburgh Railroad, Inc.                           Delaware

Chattahoochee Industrial Railroad                             Georgia

Commonwealth Railway, Inc.                                    Virginia

Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V.         Mexico

Corpus Christi Terminal Railroad, Inc.                        Delaware

The Dansville & Mount Morris Railroad Company                 New York

Emons Finance Corp.                                           Delaware

Emons Industries, Inc.                                        New York

Emons Railroad Group, Inc.                                    Delaware

Emons Transportation Group, Inc.                              Delaware

Erie Holdings Inc.                                            New York

Fordyce and Princeton R.R. Co.                                Arkansas

Genesee & Wyoming Bolivia, S.R.L.                             Bolivia

Genesee & Wyoming Investors, Inc.                             Delaware

Genesee and Wyoming Railroad Company                          New York

Genesee & Wyoming Railroad Services, Inc.                     Delaware

Genesee & Wyoming Canada, Inc.                                Canada

Golden Isles Terminal Railroad, Inc.                          Delaware

GW Logistics, Inc.                                            Delaware
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GW Servicios, S.A. de C.V.                                    Mexico

GWI Canada, Inc.                                              Delaware

GWI Dayton, Inc.                                              Delaware

GWI Holdings Pty. Limited                                     Western Australia

GWI Leasing Corporation                                       Delaware

GWI Rail Management Corporation                               Delaware

GW Mexico, S.A. de C.V.                                       Mexico

Huron Central Railway Inc.                                    Canada

Illinois & Midland Railroad, Inc.                             Delaware

Kittanning Equipment Leasing Company                          Pennsylvania

Latin American Rail, LLC                                      Delaware

Louisiana & Delta Railroad, Inc.                              Delaware

Maine Intermodal Transportation, Inc.                         Delaware

Maryland and Pennsylvania Railroad, LLC                       Delaware

Mirabel Railway Inc.                                          Canada

Pawnee Transloading Company, Inc.                             Delaware

P & L Junction Holdings, Inc.                                 New York

Pittsburg & Shawmut Railroad, Inc.
(merged with and into Buffalo &                               Delaware
Pittsburgh Railroad, Inc. 1/01/04)

Pittsburg & Shawmut Railroad, LLC                             Delaware

Portland & Western Railroad, Inc.                             New York

Quebec-Gatineau Railway Inc.                                  Canada

Rail Link, Inc.                                               Virginia

Rochester & Southern Railroad, Inc.                           New York

Salt Lake City Southern Railroad Company, Inc.                Delaware

Savannah Port Terminal Railroad, Inc.                         Delaware

South Buffalo Railway Company                                 New York

SLR Leasing Corp.                                             Delaware

St. Lawrence & Atlantic Railroad Company                      Delaware
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St. Lawrence & Atlantic Railroad (Quebec) Inc.                Quebec

Talleyrand Terminal Railroad Company, Inc.                    Virginia

Tazewell & Peoria Railroad Inc.                               Delaware

Utah Railway Company                                          Utah

Willamette & Pacific Railroad, Inc.                           New York

York Rail Logistics, Inc.                                     Delaware
(previously named Emons Logistics Services, Inc.)

York Railway Company                                          Delaware

Yorkrail, LLC                                                 Delaware

                                  JOINT VENTURE

      Genesee & Wyoming Inc., through its wholly-owned subsidiary, GWI Holdings Pty. Limited, owns 50% of the equity of Australian Railroad Group Pty Ltd("ARG") (formerly known as Genesee & Wyoming Australia Pty Ltd.). The other 50% of ARG is owned by a wholly-owned subsidiary of Wesfarmers Limited.

      Each of the following entities is a direct or indirect subsidiary of ARG:

                                ARG SUBSIDIARIES

Australia Southern Railroad Pty Ltd
SA Rail Pty Ltd
Australia Northern Railroad Pty Ltd
GWA Holdings Pty Ltd
GWA Northern Pty Ltd
GWA Operations North Pty Ltd
AWR Holdings WA Pty Ltd
Asia Pacific Transport Pty Ltd
Viper Line Pty Ltd
ARG Financing Pty Ltd
ARG Risk Management Pty Ltd
Australia Western Railroad Pty Ltd
AWR Lease Co Pty Ltd
Australian Railroad Group Employment Pty Ltd
WestNet Rail Pty Ltd
WestNet StandardGauge Pty Ltd
WestNet NarrowGauge Pty Ltd
ARG Sell Down Holdings Pty Ltd
ARG Sell Down No 1 Pty Ltd
ARG Sell Down No 2 Pty Ltd
AER Holdings Pty Ltd
Australia Eastern Railroad Pty Ltd
Australia Eastern Railroad No 2 Pty Ltd